ACADIA NATIONAL HEALTH SYSTEMS, INC.

Board of Directors' Resolution Authorizing
Borrowing from a Bank

     Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned, being all of the Directors of ACADIA NATIONAL HEALTH SYSTEMS, INC. (hereinafter referred to as "ACADIA" or the "Corporation") do hereby waive any and all notice that may be required to be given with respect to a meeting of the Directors of the Corporation and do hereby unanimously take, ratify, confirm and approve the following action, as of September 8, 1998:

     WHEREAS, this Corporation is in need of funds for its corporate purposes and the officers of this Corporation have arranged for financial accommodations from NORTHEAST BANK FSB (hereinafter referred to as the "Bank"), whose address is 232 Center Street, Auburn, ME 04210, upon terms and conditions satisfactory to such officers and to this Board.

     RESOLVED: That this Corporation borrow from the Bank funds up to but not exceeding the principal amount of Two Hundred Thousand Dollars ($200,000) (hereinafter referred to as the "Loan"), and that the Chief Executive Officer or Treasurer of the Corporation be and such officers are hereby authorized and empowered in the name of and on behalf of the Corporation (a) to execute, acknowledge and deliver to the Bank the promissory note or notes or other instruments of this Corporation evidencing any such Loan or any extensions or renewals thereof, maturing upon such date, bearing interest at such rate, in such form, and containing such terms and conditions as may be agreed upon by the Bank and said officers, the execution, acknowledgment and delivery of any such promissory note or other instruments by such corporate officers to be conclusive evidence of such agreement.

     RESOLVED: That said officers be and they are hereby authorized and empowered in the name of and on behalf of this Corporation to execute, acknowledge and deliver to the Bank a Loan Agreement, a Security Agreement and a Collateral Assignment of Company Assets in connection with such Loan containing such terms, conditions, covenants and agreements of this Corporation as may be agreed upon by the Bank and said officers, the execution, acknowledgment and delivery of any such security agreement by such corporate officers to be conclusive evidence of such agreement.

     RESOLVED: That for action of the Bank in reliance thereon, the Secretary of this Corporation be and is hereby authorized and empowered to certify to the Bank a copy of these resolutions and that the Bank may consider such officers to continue in office and these resolutions to remain in full force and effect until written notice to the contrary shall be received by an officer of the Bank.

     RESOLVED: That the Chief Executive Officer of the Corporation be and is hereby authorized and directed in the name of the Corporation and upon its behalf to accept the Loan Documents and to execute, acknowledge, and deliver the acceptance by the Corporation of such Loan Documents.

     RESOLVED, that all other actions taken by the officers of the Corporation since the date of the last Annual Minutes of the Board of Directors are hereby ratified, approved and confirmed.


     IN WITNESS WHEREOF, the undersigned Directors have evidenced their approval of the above proceedings as of the date first above mentioned.


/s/ Paul W. Chute

_______________________________
PAUL W. CHUTE,
Chairman


/s/ Jacquelyn J. Magno
_______________________________
JACQUELYN J. MAGNO,
Secretary

DATED: September 8, 1998

ACADIA NATIONAL HEALTH SYSTEMS, INC.

Board of Directors' Resolution Authorizing
Banking Transactions

     Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned, being all of the Directors of ACADIA NATIONAL HEALTH SYSTEMS, INC. (hereinafter referred to as "ACADIA" or the "Corporation") do hereby waive any and all notice that may be required to be given with respect to a meeting of the Directors of the Corporation and do hereby unanimously take, ratify, confirm and approve the following action, as of September 8, 1998:

     WHEREAS, this Corporation may be in need of consummating transactions with a financial institution for its corporate purposes and the officers of this Corporation have arranged for financial accommodations from NORTHEAST BANK FSB (hereinafter referred to as the "Bank"), whose address is 232 enter Street, Auburn, ME 04210, upon terms and conditions satisfactory to such officers and to this Board.

     RESOLVED: That this Corporation may transact business (the "transaction") with this Bank with respect to all necessary corporate matters, and that the President and Secretary or Vice President and Secretary of the Corporation be and such officers are hereby authorized and empowered in the name of and on behalf of the Corporation to execute, seal, acknowledge and deliver to the Bank any instruments, documents, agreements or certifications of this Corporation which may at any time or from time to time be required by the Bank in connection with such transaction, the execution, sealing, acknowledgment and delivery of any such other instruments, documents, agreements or certifications by such corporate officers to be conclusive evidence of such requirement, and to receive or endorse on behalf of and in the name of this Corporation any checks, drafts or credits representing such transaction.

     RESOLVED: That said officers be and they are hereby authorized and empowered at any time and from time to time in the name of and on behalf of this Corporation to mortgage, pledge, assign, hypothecate or grant a security interest in any or all of the assets or properties of this Corporation, now owned or hereafter acquired, to secure any such transaction, loan or any extension and renewal thereof and in connection therewith said officers be and are hereby authorized and empowered at any time and from time to time in the name of and on behalf of this Corporation to execute, acknowledge, seal and deliver to the Bank any instrument and agreement including, without limitation, mortgages, deeds of trust, pledges, assignments and security agreements, containing such terms, conditions, covenants and agreements of this Corporation as may be agreed upon by the Bank and said officers, the execution, sealing, acknowledgment and delivery of any such mortgages, deeds of trust, pledges, assignments and security agreements by such corporate officers to be conclusive evidence of such agreement.

     RESOLVED: That for action of the Bank in reliance thereon, the Secretary of this Corporation be and is hereby authorized and empowered to certify to the Bank a copy of these resolutions and that the Bank may consider such officers to continue in office and these resolutions to remain in full force and effect until written notice to the contrary shall be received by an officer of the Bank.

     RESOLVED: That the Chief Executive Officer and Secretary, or Vice President and Secretary, of the Corporation be and are hereby authorized and directed in the name of the Corporation and upon its behalf to execute Bank documents and to execute, acknowledge, and deliver the acceptance by the Corporation of such Bank documents.

     RESOLVED, that all other actions taken by the officers of the Corporation since the date of the last Annual Minutes of the Board of Directors are hereby ratified, approved and confirmed.


     IN WITNESS WHEREOF, the undersigned Directors have evidenced their approval of the above proceedings as of the date first above mentioned.


/s/ Paul W. Chute

_______________________________
PAUL W. CHUTE,
Chairman


/s/ Jacquelyn J. Magno
_______________________________
JACQUELYN J. MAGNO,
Secretary

DATED: September 8, 1998